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                                                                     Exhibit 4.2

                               AMENDMENT NO. 7 TO
                           FIRST LIEN CREDIT AGREEMENT

          AMENDMENT NO. 7 (this "Amendment"), dated as of November 8, 2007, among Tecumseh Products Company, a Michigan corporation (the "Borrower"), the Lenders party hereto, and CITICORP USA, INC., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the "Administrative Agent"), amends certain provisions of the FIRST LIEN CREDIT AGREEMENT, dated as of February 6, 2006 (as the same has heretofore been amended, as amended hereby, and as it may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the financial institutions from time to time party thereto as lenders (the "Lenders"), the financial institutions from time to time party thereto as issuing banks (the "Issuers") and the Administrative Agent.

                                   WITNESSETH:

          WHEREAS, the Borrower has requested the Administrative Agent and the Lenders constituting the Requisite Lenders reduce the existing Revolving Credit Commitment to $75,000,000;

          WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders constituting the Requisite Lenders reduce the Minimum Available Credit set forth in Section 7.21 (Minimum Available Credit) to $30,000,000; and

          WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders constituting the Requisite Lenders consent to certain amendments to the Credit Agreement in connection therewith;

          WHEREAS, the Borrower has requested, and the Administrative Agent and each Lender signatory to an Acknowledgement and Consent has agreed to consent to certain amendments of the Credit Agreement on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter contained, the parties hereto hereby agree as follows:

          SECTION 1. DEFINED TERMS. Capitalized terms used herein and not defined herein but defined in the Credit Agreement are used herein as defined in the Credit Agreement.

          SECTION 2. AMENDMENT TO THE CREDIT AGREEMENT. As of the Seventh Amendment Effective Date (as defined in Section 3), the Credit Agreement is hereby amended as follows:

          (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms in alphabetical order:

               "Amendment No. 7 to the Credit Agreement" means that certain Amendment No. 7 to the First Lien Credit Agreement, dated as of November 8, 2007, entered into by the Borrower, the Administrative Agent and the Lenders party thereto.

               "Engine Sale" means the sale by Borrower, pursuant to the Engine Sale Documents, of the capital stock of each of Tecumseh Power Company, a Delaware corporation and a Subsidiary of Borrower, Motoco a.s., a corporation formed under the laws of the Czech Republic and a Subsidiary of the Borrower, and Tecumseh Power International Limited, a

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     corporation formed under the laws of the United Kingdom and a Subsidiary of
     Tecumseh Power Company.

               "Engine Sale Documents" means that certain Stock Purchase Agreement dated as of October 22, 2007 by and between Tecumseh Products Company and Snowstorm Acquisition Corporation.

          (b) Section 2.5 of the Credit Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

          Section 2.5 Reduction and Termination of the Revolving Credit Commitments

               The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the respective Revolving Credit Commitments of the Revolving Credit Lenders; provided, however, that each partial reduction shall be in an aggregate amount of not less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof. On the Seventh Amendment Effective Date, the Revolving Credit Commitment of all Lenders shall be reduced ratably by an amount equal to $100,000,000. After giving effect to such reduction, the Revolving Credit Commitments shall be $75,000,000.

          (c) Article VII (Affirmative Covenants) of the Credit Agreement is hereby amended by deleting the existing Section 7.21 and inserting the following in lieu thereof:

               Section 7.21 Minimum Available Credit

               Beginning on the day immediately following the Seventh Amendment Effective Date (as defined in Amendment No. 7), the Borrower shall maintain a minimum Available Credit of not less than $30,000,000; provided, however, that if at any time, the Agents and the Lenders consent to an A&S Sale (as defined in Amendment No. 6), beginning on the day immediately following the effective date of such A&S Sale, the Borrower shall maintain a minimum Available Credit of not less than $30,000,000 minus the amount, if any, by which (x) that portion of the Available Credit created solely by the inclusion of the assets subject to such A&S Sale in the Borrowing Base immediately prior to the consummation of such A&S Sale exceeds (y) the Net Cash Proceeds of such A&S Sale.

          SECTION 3. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall become effective as of the date first written above on the date (the "Seventh Amendment Effective Date") when the Administrative Agent shall have received all of the following:

               (a) Certain Documents. The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

                    (i) this Amendment, executed by the Borrower and the Administrative Agent;

                    (ii) an Acknowledgement and Consent, in the form attached hereto as Exhibit A, duly executed by each of the Requisite Lenders;

                    (iii) the Consent of Guarantors, in the form attached hereto as Exhibit B, executed by each Guarantor;

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                    (iv) the fully executed Engine Sale Documents along with a certificate of a Responsible Officer of the Borrower certifying to the consummation of the Engine Sale in accordance with Engine Sale Documents; and

                    (v) such additional documentation as the Administrative Agent or the Requisite Lenders may reasonably require.

               (b) Payment of Fees, Costs and Expenses. The Administrative Agent shall have received payment of all fees, costs and expenses as required by Sections 7 and 8 hereof, including, without limitation, all fees, costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent) in connection with this Amendment, the Credit Agreement and each other Loan Document.

               (c) Representations and Warranties. Each of the representations and warranties contained in Section 4 below shall be true and correct.

               (d) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.

          SECTION 4. REPRESENTATIONS AND WARRANTIES. On and as of the date hereof, and as of the Seventh Amendment Effective Date, the Borrower hereby represents and warrants to the Lenders as follows:

               (a) Each of the representations and warranties contained in
Article IV of the Credit Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; and

               (b) No Default or Event of Default has occurred and is continuing.

          SECTION 5. CONTINUING EFFECT; NO OTHER AMENDMENTS. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments, waivers and consents contained herein shall not constitute an amendment or a waiver of any other provision of the Credit Agreement or the other Loan Documents or for any other purpose except as expressly set forth herein.

          SECTION 6. LOAN DOCUMENTS. This Amendment is deemed to be a "Loan Document" for the purposes of the Credit Agreement.

          SECTION 7. FEES. As consideration for the execution of this Amendment, the Borrower agrees to pay on the Seventh Amendment Effective Date to the Administrative Agent, for the account of each Lender from which the Administrative Agent shall have received (by facsimile or otherwise) an executed Acknowledgement and Consent with respect to this Amendment by 5:00 p.m. (New York time) on November 8, 2007, a fee equal to 0.025% of such Lender's Revolving Commitment (for avoidance of doubt, for purposes of this Section 7, the applicable Revolving Credit Commitments shall be $175,000,000).

          SECTION 8. COSTS AND EXPENSES. The Borrower agrees to pay on demand on the Seventh Amendment Effective Date all reasonable and documented out-of-pocket costs and expenses of

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the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and other instruments and documents to be delivered pursuant hereto, including the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

          SECTION 9. GOVERNING LAW; COUNTERPARTS; MISCELLANEOUS.

               (a) This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

               (b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

               (c) Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

               (d) From and after the Seventh Amendment Effective Date, all references in the Credit Agreement to the "Agreement" shall be deemed to be references to such Agreement as modified hereby and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

               (e) Delivery of an executed signature page of this Amendment by facsimile or by email in portable document format (.pdf) shall be effective as delivery of an original manually executed counterpart hereof.

                            [signature pages follow]

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          IN WITNESS WHEREOF, the undersigned parties have executed this
Amendment No. 7 to the Credit Agreement to be effective for all purposes as of the Seventh Amendment Effective Date.

                                        Borrower

                                        TECUMSEH PRODUCTS COMPANY
                                        as Borrower


                                        By: /s/ James S. Nicholson
                                        Name: James S. Nicholson
                                        Title: Vice President, Treasurer and
                                               Chief Financial Officer

       [SIGNATURE PAGE TO AMENDMENT NO. 7 TO FIRST LIEN CREDIT AGREEMENT]

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                                        Administrative Agent

                                        CITICORP USA, INC.
                                        as Administrative Agent, Collateral
                                        Agent, Swing Loan Lender, Issuer and as
                                        a Lender


                                        By: /s/ Keith R. Gerding
                                        Name: Keith R. Gerding
                                        Title: Director and Vice President

       [SIGNATURE PAGE TO AMENDMENT NO. 7 TO FIRST LIEN CREDIT AGREEMENT]

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                                                                       EXHIBIT A

                           ACKNOWLEDGEMENT AND CONSENT

To: CITICORP USA, INC., as Administrative Agent
    388 Greenwich Street, 19th Floor
    New York, New York 10013

               RE: TECUMSEH PRODUCTS COMPANY

          Reference is made to the CREDIT AGREEMENT, dated as of February 6, 2006, as amended (as the same may be further amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), among TECUMSEH PRODUCTS COMPANY, a Michigan corporation (the "Borrower"), the Lenders and Issuers party thereto and CITICORP USA, INC. ("Citicorp"), as administrative agent and collateral agent for the Lenders and the Issuers (in such capacity, the "Administrative Agent"). Unless otherwise specified herein, all capitalized terms used in this Acknowledgment and Consent shall have the meanings ascribed to such terms in the Credit Agreement.

          The Borrower has requested that the Lenders consent to the terms and provisions of Amendment No. 7 to First Lien Credit Agreement (the "Amendment"), the form of which is attached hereto.

          Pursuant to Section 11.1(a) (Amendments, Waivers, Etc.) of the Credit Agreement, the undersigned Lender hereby consents to the terms and provisions of the Amendment and authorizes the Administrative Agent to execute and deliver such Amendment on its behalf.

                                        Very truly yours,

                                        ----------------------------------------
                                        [Name of Lender]


                                        By:
                                            ------------------------------------
                                        Name
                                        Title:

Dated as of November ____, 2007

          [EXHIBIT A TO AMENDMENT NO. 7 TO FIRST LIEN CREDIT AGREEMENT]

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                                                                       EXHIBIT B

                              CONSENT OF GUARANTORS

                                                    Dated as of November__, 2007

          Each of the undersigned companies, as a Guarantor under the Guaranty dated February 6, 2006 (the "Guaranty") in favor of the Secured Parties under the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.

                            [Signature pages follow]

   [EXHIBIT B - CONSENT OF GUARANTORS TO AMENDMENT NO. 7 TO FIRST LIEN CREDIT
                                   AGREEMENT]

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                                                                       EXHIBIT B

          IN WITNESS WHEREOF, the parties hereto have consented to this Amendment No. 7, as of the date first written above.

                                        CONVERGENT TECHNOLOGIES INTERNATIONAL,
                                        INC.
                                        TECUMSEH TRADING COMPANY
                                        EVERGY, INC.
                                        FASCO INDUSTRIES, INC.
                                        M. P. PUMPS, INC.
                                        TECUMSEH CANADA HOLDING COMPANY
                                        TECUMSEH COMPRESSOR COMPANY
                                        TECUMSEH POWER COMPANY
                                        VON WEISE GEAR COMPANY
                                        as U.S. Guarantors


                                        By: /s/ James S. Nicholson
                                        Name: James S. Nicholson
                                        Title: Vice President and Treasurer


                                        EUROMOTOR, INC.
                                        as U.S. Guarantor


                                        By: /s/ James S. Nicholson
                                        Name: James S. Nicholson
                                        Title: Vice President


                                        HAYTON PROPERTY COMPANY, LLC
                                        TECUMSEH DO BRASIL USA, LLC
                                        As U.S. Guarantors


                                        By: /s/ James S. Nicholson
                                        Name: James S. Nicholson
                                        Title: Vice President

   [EXHIBIT B - CONSENT OF GUARANTORS TO AMENDMENT NO. 7 TO FIRST LIEN CREDIT
                                   AGREEMENT]

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                                        TECUMSEH PRODUCTS OF CANADA LIMITED,
                                        as Canadian Guarantor


                                        By: /s/ James S. Nicholson
                                        Name: James S. Nicholson
                                        Title: Vice President and Treasurer


                                        VON WEISE OF CANADA COMPANY (F/K/A FASCO
                                        MOTORS COMPANY),
                                        As Canadian Guarantor


                                        By: /s/ James S. Nicholson
                                        Name: James S. Nicholson
                                        Title: Vice President

   [EXHIBIT B - CONSENT OF GUARANTORS TO AMENDMENT NO. 7 TO FIRST LIEN CREDIT
                                   AGREEMENT]